EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
MAF Bancorp, Inc.


We consent to incorporation by reference in the registration statements (No.'s 33-79110, 333-83534, 333-61792, 333-72863, 333-72865, 333-110986, and
333-110990) on Form S-8 of MAF Bancorp, Inc. of our reports dated March 14, 2005, relating to the consolidated statements of financial condition of MAF Bancorp, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of MAF Bancorp, Inc.


                                               /s/ KPMG LLP


Chicago, Illinois
March 14, 2005